UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2021

SilverBow Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-8754	20-3940661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Memorial City Way, Suite 850
Houston, Texas 77024
(Address of Principal Executive Offices) (Zip Code)

(281) 874-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SBOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2021, SilverBow Resources, Inc. (“SilverBow Resources” or the “Company”) entered into an Equity Distribution Agreement (the “Sale Agreement”) among the Company and Johnson Rice & Company L.L.C. and Truist Securities, Inc. as sales agents (together, the “Sales Agents” or, each, a “Sales Agent”). Pursuant to the terms of the Sale Agreement, the Company may sell, from time to time through the Sales Agents, shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $40,000,000 (the “Shares”). The Company intends to use the net proceeds from this offering, after deducting the Sales Agents’ commission and our offering expenses, for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment or refinancing of outstanding debt, financing acquisitions or investments, financing other business opportunities, and general working capital purposes. The Shares to be sold, if any, will be issued pursuant to the Company’s shelf registration statement on Form S-3 that is currently on file (Registration No. 333-238778).

Sales of the Shares, if any, pursuant to the Sale Agreement and under the prospectus supplement and accompanying prospectus may be made by any method that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, as well as by any other method permitted by law, including but not limited to in privately negotiated transactions. Each time the Company wishes to issue and sell Shares under the Sale Agreement, it will notify the Sales Agent that is to make the sale (the “Selling Agent”) of the number of Shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of Shares to be sold in any one day and any minimum price below which sales may not be made. Pursuant to the terms of the Sale Agreement, the Company has agreed that once the Selling Agent has notified the Company that it accepts such instructions, or the Company has accepted the Selling Agent’s proposed modification(s) of such instructions (and the Selling Agent has received such acceptance), the Selling Agent will use its commercially reasonable efforts consistent with its normal trading practice and sales practices to sell such Shares up to the amount specified on such terms. The obligations of the Selling Agent under the Sale Agreement to sell Shares are subject to a number of conditions that the Company must meet. The Company will pay the Sales Agents a fixed commission equal to an aggregate of 3.0% of the gross proceeds of any Shares sold through either of the Sales Agents under the Sale Agreement. The Company has also agreed to provide the Sales Agents with customary indemnification and contribution rights.

The offering of Common Stock pursuant to the Sale Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Sale Agreement and (ii) the termination of the Sale Agreement by either of the Sales Agents or the Company.

The summary of the Sale Agreement in this report does not purport to be complete and is qualified by reference to the full text of the Sale Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated August 13, 2021, among SilverBow Resources, Inc., Johnson Rice & Company L.L.C. and Truist Securities, Inc.

5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the Shares.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2021

SilverBow Resources, Inc.

By:	/s/ Christopher M. Abundis
Christopher M. Abundis
Executive Vice President, Chief Financial Officer and General Counsel